Exhibit 99.1 Press release of the Registrant dated November 20, 1998.

Qwest Announces $300 Million Senior Notes Offering

DENVER--(BUSINESS WIRE)--Nov. 20, 1998--Qwest Communications International Inc. (Nasdaq: QWST - news) today announced that it has agreed to sell $300 million aggregate principal amount of 7.25 percent ten year Senior Notes due November 1, 2008. Gross proceeds from the sale of the notes will total approximately $297.8 million. The offering is expected to close on November 27, 1998.

Proceeds of the notes sale will be used to fund the continued expansion of Qwest's domestic network, the continued development of the company's comprehensive data initiatives, market share initiatives in traditional telecommunications segments, and for general corporate purposes.

"Qwest continues to make significant gains in all aspects of the communications market place and we have decided to secure additional capital, allowing us to invest in significant growth opportunities," said Robert Woodruff, executive vice president and chief financial officer, Qwest Communications.

The notes to be sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

About Qwest

Qwest Communications International Inc. (NASDAQ: QWST - news) is a multimedia communications company and one of the fastest growing companies in America today. Headquartered in Denver, Colorado, Qwest has approximately 6,000 employees and over 80 sales offices worldwide. With its world-class data and multimedia network, marketing expertise, and customer care and billing systems, Qwest is delivering high-quality data, video and voice connectivity securely and reliably to customers around the world. Further information is available at www.qwest.net

Information Regarding Forward-looking Statements

This press release contains or refers to forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that include, among others, (1) statements by Qwest concerning the benefits expected to result from certain business activities and transactions, including, without limitation, synergies in the form of increased revenues, decreased expenses and avoided expenses and expenditures that are expected to be realized by the Company after the closing of such transactions, (2) the Company's plans to complete the Qwest Network, an approximately 18,450 route-mile, coast-to-coast, technologically advanced fiber optic communications network, and (3) other statements by the Company of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. The Company cautions the reader that these forward-looking statements are subject to risks and uncertainties, including financial, regulatory environment, and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, in documents filed with the Securities and Exchange Commission. The most important factors that could prevent the Company from achieving its stated goals include, but are not limited to: (a) failure by the Company to construct the Qwest Network on schedule and on budget, (b) operating and financial risks related to managing rapid growth, integrating acquired businesses and maintaining sufficient cash flow to meet its debt service requirements, make capital expenditures and fund operations, (c) intense competition in the Company's Communications Services market, (d) the Company's ability to achieve year 2000 compliance, (e) rapid and significant changes in technology and markets, and (f) adverse changes in the regulatory or legislative environment affecting the Company. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf. The Company undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Contact:

     Media Contact:              Investor Contact:
     Qwest Communications        Qwest Communications
     Christy Weiner              Lee Wolfe
     (303) 992-2085              (877) 877-QWST
     christine.weiner@qwest.net  IR@qwest.net